UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2019
SONOCO PRODUCTS COMPANY
Commission File No. 001-11261

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
No par value common stock	SON	New York Stock Exchange, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On May 17, 2019, Sonoco Products Company ("Sonoco," the “Company,” or the "Buyer"), entered into a definitive agreement to acquire Corenso Holdings America, Inc. ("Corenso" or "Target"), from a company owned by investment funds advised by Madison Dearborn Partners, LLC and management for approximately $110 million in cash. The transaction is subject to the terms and conditions of the Stock Purchase Agreement (the "Agreement"), including normal regulatory review, and is expected to close in the third quarter of 2019.

The operations being acquired consist of a 108,000-ton per year uncoated recycled paperboard mill in Wisconsin Rapids, Wisconsin, as well as two core converting facilities in Wisconsin Rapids and Richmond, Virginia, which combined employ approximately 175 associates. These operations are capable of producing a wide variety of coreboard grades, in addition to providing attractive core converting assets and long-term partnerships with customers. When the transaction is completed, Corenso's financial results will be reported within the Company's Paper/Industrial Converted Products segment.

The Agreement contains certain customary representations and warranties of the Buyer and Target. In addition, the Buyer and Target have agreed to certain customary covenants and agreements, including, among others: (1) covenants relating to the Target's conduct of business during the interim period between the execution of the Agreement and the closing; (2) covenants of the parties to each other with respect to further assurances, updating of information and cooperation; and (3) regulatory approvals.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is included as Exhibit 2.1 to this report. The Agreement has been made an exhibit to this report in accordance with Securities and Exchange Commission rules in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company, the Target, the Buyer, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specific dates, are solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, may be waived or modified by the parties to the Agreement, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, the Target, the Buyer, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.
Section 8 – Other Events

Item 8.01	Other Events.

On May 20, 2019, Sonoco Products Company issued a news release announcing that it had signed a definitive agreement to acquire Corenso Holdings America, Inc., as discussed in Item 1.01 above. A copy of that release is attached hereto as Exhibit 99.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1
Stock Purchase Agreement, dated May 17, 2019 (Schedules and exhibits have been omitted pursuant to Item 601 (b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request of the Securities and Exchange Commission.)

99	Registrant's news release dated May 20, 2019, announcing its entry into a definitive agreement to acquire Corenso Holdings America, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: May 21, 2019	By:	/s/ Julie C. Albrecht
Julie C. Albrecht
Vice President and Chief Financial Officer